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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
        Date of Report (Date of earliest event reported): July 26, 2001
                           NovaStar Financial, Inc.
            (Exact name of registrant as specified in its charter)

          Maryland                     001-135333               74-2830661

(State or other jurisdiction         (Commission File        (I.R.S. Employer
of incorporation)                    Number)                 Identification No.)


1901 West 47th Place, Suite 105                                  66205-1134
Westwood, Kansas

(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code  913.362.1090
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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.


KPMG LLP was previously the principal accountants for NovaStar Financial, Inc. On July 26, 2001, that firm's appointment as principal accountants was terminated and Deloitte & Touche LLP was engaged as principal accountants. The decision to change accountants was recommended by the audit committee and approved by the board of directors.

In connection with the audits of the two fiscal years ended December 31, 2000, and the subsequent interim period through July 26, 2001, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of KPMG LLP on the consolidated financial statements of NovaStar Financial, Inc. and subsidiaries as of and for the years ended December 31, 2000 and 1999, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

A letter from KPMG LLP is attached as Exhibit 16.1 to this Form 8-K.

ITEM 7. EXHIBITS.

Exhibit 16.1 Letter on Change in Certifying Accountant

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NovaStar Financial, Inc.

/s/ Rodney E. Schwatken
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Rodney E. Schwatken
Vice President, Treasurer and Secretary